UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐	Definitive information statement

POCKET GAMES, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

POCKET GAMES, INC.

1732 First Avenue

Suite 25955

New York, NY 10128

PRELIMINARY INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of Pocket Games, Inc., a Florida corporation (the “Corporation”), in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to effect:

(a) a one-for-50 reverse stock split of the Corporation’s authorized shares of common stock, and a one-for-1,000 reverse stock split of the Corporation’s issued and outstanding shares of common stock shall become effective, pursuant to which (i) each fifty (50) shares of Common Stock of the Corporation authorized immediately prior to the “Effective Date” (as defined), and (ii) each one thousand (1,000) shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Date shall automatically, without further action on the part of the Corporation or any holder of such Common Stock, be combined into one (1) share of the Corporation’s Common Stock (“Reverse Stock Split”); and

(b) an amendment and restatement of our Articles of Incorporation (the “Restated Articles”) for the purpose of increasing the authorized common shares, and to designate certain classes of preferred stock.

The “Effective Date” of the Reverse Stock Split is 5:00 p.m. Eastern time on a date which shall be two (2) Business Days following the last to occur of (a) the latest date that a corporate action may be taken following the mailing of this Form 14C Information Statement to the stockholders of the Corporation, and (b) the approval by the Financial Industry Regulatory Authority (“FINRA”).

The foregoing actions have been ratified by the written consent of the holders of a majority in interest of our voting capital stock, consisting of our outstanding common stock, Series A Preferred Stock, and Series B Preferred Stock, as well as our board of directors by written consent on April 26, 2016, April 28, 2016 and May 16, 2016, respectively. We anticipate that a copy of this Definitive Information Statement will be mailed to our shareholders as of the date hereof. We have attached a copy of the Restated Articles to this Information Statement for your reference.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Reverse Stock Split and Restated Articles were not adopted by majority written consent, it would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving the Reverse Stock Split and Restated Articles. The elimination of the need for a special meeting of stockholders to approve the Restated Articles is made possible by Section 607.0704 of the 2012 Florida Statutes (the “Statutes”), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the Statutes, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Restated Articles and Reverse Stock Split. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Reverse Stock Split and Restated Articles be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken

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The record date for purposes of determining the number of outstanding shares of our voting capital stock for the Reverse Stock Split and the Restated Articles, and for determining stockholders entitled to vote, is the close of business on April 26, 2016, April 28, 2016 and May 16, 2016 (the “Record Dates”). As of the Record Dates, we had outstanding:

(i)	214,803,632 shares of common stock on April 26, 2016 and April 28, 2016 and 344,503,632 shares of common stock on May 16, 2016;
(ii)	On all three Record Dates, 2,000 shares of Series A Preferred Stock which are entitled to 50,000 votes per share, and may vote with holders of the Corporation’s Common Stock on all matters which common stockholders may vote;
(iii)	On all three Record Dates, 480,000 shares of Series B voting Convertible Preferred Stock which are entitled to 48% of the vote of the “fully-diluted common stock of the Corporation” (as defined), and may vote with holders of the Corporation’s Common Stock on all matters which common stockholders may vote; and
(iv)	On all three record dates, 300,000 shares of Series C voting Convertible Preferred Stock which are entitled to 12% of the vote of “fully-diluted common stock of the Corporation” (as defined), and may vote with holders of the Corporation’s Common Stock on all matters which common stockholders may vote.

The term “fully-diluted common stock of the Corporation” is defined in the Restated Articles to include (a) all shares of common Stock issued and outstanding and (b) all shares of common stock issuable upon conversion, exchange or exercise of any convertible preferred stock, convertible notes, warrants or options (collectively, “Common Stock Equivalents”), including, without limitation, all Common Stock issuable upon the full conversion of the Series B Preferred Stock, Series C Preferred Stock and convertible notes of the corporation; provided, that “fully-diluted common stock” does not mean or include any Common Stock or Common Stock Equivalents issued or issuable in connection with (i) the issuance of certain warrants that were issued in connection with the transaction that resulted in the issuance of the Series C Preferred Stock, (ii) the acquisition of the assets, capital stock or other equity of any entity by the Corporation following the date of issuance of the Series C Preferred Stock, (iii) any debt or equity financing provided to the Corporation or its subsidiaries, or (iv) the issuance of common stock or Common Stock Equivalents issued to any employees of the Corporation or its subsidiaries or any consultant or other Person or employees thereof (excluding certain affiliates of the Corporation), whether under an incentive stock plan or otherwise, in exchange for rendering services the Corporation or its subsidiaries.

The transfer agent for our common stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Reverse Stock Split and Restated Articles. The persons that have consented to the Reverse Stock Split and Restated Articles hold a majority of the Corporation’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Reverse Stock Split and Restated Articles.

REVERSE STOCK SPLIT

On April 26, 2016, and again on May 16, 2016, our board of directors and holders of a majority in interest of our voting capital stock approved the Reverse Stock Split. The Reverse Stock Split includes two components; consisting of (a) a one-for-50 reverse stock split of the Corporation’s authorized shares of common stock, and (b) a one-for-1,000 reverse stock split of the Corporation’s issued and outstanding shares of common stock, pursuant to which (i) each fifty (50) shares of Common Stock of the Corporation authorized immediately prior to the “Effective Date” (as defined), and (ii) each one thousand (1,000) shares

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of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Date shall automatically, without further action on the part of the Corporation or any holder of such Common Stock, be combined into one (1) share of the Corporation’s Common Stock.

This Effective Date of the Reverse Stock Split is anticipated to occur on the later of 20 days after this Information Statement has been distributed to our shareholders, and approval by FINRA.

As a result of the Reverse Stock Split, each shareholder of record as of April 26, 2016, will receive one (1) share of common stock for each one thousand (1,000) shares of common stock they held prior to the Reverse Stock Split, provided however, that fractions of a share shall be rounded up to the nearest whole share.

Our board of directors believes that the Reverse Stock Split is advisable and in the best interests of the Corporation and its stockholders to allow the Corporation to execute a new business plan and position itself to raise additional investment capital, if needed.

RESTATEMENT OF ARTICLES OF INCORPORATION

We are amending and restating our Articles of Incorporation in their entirety to make the following changes:

Change in Authorized Common Stock. We are increasing the authorized common stock to five billion, which after consummation of the Reverse Stock Split will be reduced to 100,000,000 shares of authorized common stock.

Designation of Series C Preferred Stock. We are designating 300,000 shares of our authorized 2,500,000 preferred shares as Series C Preferred Stock having the following rights and designations:

i)	Stated Value. The Series C Preferred Stock shall have a stated value of $20.00 per Share and an aggregate liquidation value of $6,000,000;
ii)	Liquidation, Sale of Control or Winding Up. On a Sale of Control or liquidation of the Corporation, the Series C Convertible Preferred Stock shall rank (a) junior to any Indebtedness of the Corporation, (b) pari passu to any other class of Preferred Stock now existing or hereafter created (including the Series A Preferred Stock and Series B Preferred Stock), and (c) be senior to any shares of Common Stock of the Corporation now existing or hereafter created;
iii)	Voting. The Series C Preferred Stock shall vote on an “as converted” basis, together with the outstanding shares of Corporation Common Stock;
iv)	Dividends. The Series C Preferred Stock shall not accrue or pay any dividend;
v)	Conversion. The Series C Preferred Stock shall upon the occurrence of a “Conversion Event” automatically convert into twelve (12.0%) percent of the "Corporation Fully-Diluted Common Stock” as at the date such Conversion Event shall occur;

Designation of Series D Preferred Stock. We are designating 300,000 shares of our authorized 2,500,000 preferred shares as Series D Preferred Stock having the following rights and designations:

i)	Stated Value. The Series D Preferred Stock shall have a stated value of $20.00 per Share and an aggregate liquidation value of $6,000,000;
ii)	Liquidation, Sale of Control or Winding Up. On a Sale of Control or liquidation of the Corporation, the Series D Convertible Preferred Stock shall rank (a) junior to any Indebtedness of the Corporation, (b) pari passu to any other class of Preferred Stock now existing or hereafter created (including the
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Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock), and (c) be senior to any shares of Common Stock of the Corporation now existing or hereafter created;

iii)	Voting. The Series D Preferred Stock shall vote on an “as converted” basis, together with the outstanding shares of Corporation Common Stock;
iv)	Dividends. The Series D Preferred Stock shall not accrue or pay any dividend;
v)	Redemption. The Series D Preferred Stock shall not be subject to any mandatory or optional redemption;
vi)	Conversion. The Series D Convertible Preferred Stock shall upon the occurrence of a “Conversion Event” automatically convert into ten (10.0%) percent of the "Corporation Fully-Diluted Common Stock” as at the date such Conversion Event shall occur;

Anti-takeover provisions. The Corporation’s Amended and Restated Articles of Incorporation provide that the Board of Directors may issue up to 2,500,000 shares of “blank check” Preferred Stock and fix the rights, preferences, privileges, qualifications, limitations, and restrictions of any Preferred Stock issued by the Corporation, including the number of shares constituting any series or the designation of such series. The existence of unissued Preferred Stock may enable the Board of Directors, without further action by the stockholders, to issue such stock to persons friendly to current management or to issue such stock with terms that could render more difficult or discourage an attempt to obtain control of the Corporation, thereby protecting the continuity of the Corporation’s management.

These changes to our Articles of Incorporation will enable the Corporation’s board of directors, following the Effective Date of our Reverse Stock Split, and without further authorization from shareholders, to issue up to 100,000,000 shares of common stock and up to 2,500,000 shares of preferred stock having such rights, privileges, and preferences as determined by the board of directors, for consideration deemed adequate in exchange for such shares. We have attached a copy of the Restated Articles to this Information Statement.

PLANS, ARRANGEMENTS, UNDERSTANDING OR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT TO THE ISSUANCE OF ANY NEWLY AUTHORIZED SHARES OF COMMON STOCK

As disclosed in our Form 8-K filed with the Securities and Exchange Commission on February 16, 2016, we issued a total of 400,000 shares of our Series B Convertible Preferred Stock in connection with our acquisition of 80% of the Class A common stock and 100% of the Class B common stock of Social Technology Holdings, Inc. (“STH”), and reserved an additional 80,000 shares of our Class B voting Convertible Preferred Stock for issuance in a contemplated merger transaction to acquire the 20% minority interest in the STH Class A common stock. STH is the owner and operating of a social media planform and social community website in Europe known as “Poolworks.”

As disclosed in our Form 8-K filed with the Securities and Exchange Commission on May 3, 2016, we issued a total of 270,000 shares of our Series C Convertible Preferred Stock and a $3,960,000 convertible note due March 31, 2019 in connection with our acquisition of 100% of the outstanding common stock of Kicksend Holdings, Inc., a Delaware corporation (“Kicksend”). Upon the occurrence of a “conversion event” (defined as such time as the market valuation of our common stock, based on the volume weighted average closing prices of our common stock, as traded on the OTC bulletin board or toehr national securities exchange for any 20 consecutive trading days, equals or exceeds $10.0 milllion), the Series C Convertible Preferred Stock automatically converts into 12% of our Fully-Diluted Common Stock and the $3,960,000 convertible note is convertible at the option of the holder into an additional 7.2% of our Fully-Diluted Common Stock. Kicksend is engaged in the business of file storage and sharing in real-time on digital platforms, including desktop, mobile and webapps, to permit users to organize, download and sent storage files.

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On May 18, 2016, we executed a securities exchange agreement with LMS Development Holdings, Inc, a Delaware corporation (“LMS Holdings”) and Marlborough Brothers Family Trust, dated as of May 11, 2016, under which we propose to acquire 100% of the common stock of LMS Holdings in exchange a $5,500,000 10% original issue discount convertible note due May 31, 2019. The note, when issued, is convertible into our common stock at any time prior to the maturity date at a price equal to 55% of the average of the three lowest reported sale prices of our common stock as traded on the OTC Markets or other national securities exchange for the 10 trading days prior to the date a conversion notice is given by the holder. LMS Holdings owns 100% of the capital stock of Scriba Corporation (formerly Asahi Net International, Inc.), a corporation that provides certain educational related software to institutions and businesses, The acquisition of LMS Holdings also contemplates our exchanging a $1.8 million installment note issued by Scriba Corporation to Asahi Net, Inc., a Japanese corporation and the former owner of Scriba Corporation, that requires current monthly payments of approximately $81,000 of principal and accrued interest (the “Prior Note”) for a new $1.8 million convertible installment note of the Corporation and Scriba Corporation that is payable as to interest only for six months and thereafter amortizes in the same monthly installments until April 30, 2018 (the “Restated Note’). The Prior Note is subject to mandatory conversion into common stock of LMS Holdings and the Restated Note, if issued, would be subject to mandatory conversion into common stock of our Corporation upon the occurrence of a registered public offering of common stock of LMS Holdings, or our common stock, respectively. In exchange for the Prior Note, we intend to offer to Asahi Net, Inc., 300,000 shares of our Series D Convertible Preferred Stock that is converts into 10% of our Fully-Diluted Common Stock, and a three year warrant requiring the holder to purchase, for $0.10 per share, an additional 5% of our Fully-Diluted Common Stock, in each case, upon consummation of a public offering. Consummation of the exchange of the Restated Note for the Prior Note is a condition to our consummation of the acquisition of LMS Holdings There can be no assurance that we will reach agreement with Asahi Net, Inc. or consummate the acquisition.

Prior to our February 2016 and April 2016 acquisitions of STH and Kicksend, the owners of such corporations were trusts created for members of the families of Adam E. Levin and Michael Pope. Another trust created for members of the families of Adam E. Levin and Michael Pope is the owner of LMS Holdings.

We have discussed the possibility of issuing additional shares of common stock of the Corporation in connection with other potential acquisitions, as a stock dividend, remuneration for management services, debt settlement, and incentive plans for new employees. Except as set forth above, we do not have any agreements, arrangements, or understandings yet with respect to any further issuances of shares of common stock, but it is likely that we will issue more common stock up to the amount of common stock authorized by our Articles of Incorporation. Any material common stock issuances will be disclosed in accordance with the disclosure requirements of the Securities Exchange Act of 1934.

We had 214,803,632 shares of common stock outstanding on the April 26, 2016 and April 28, 2016 Record Dates and 344,503,632 shares of common stock outstanding on the May 16, 2016 Record Date, and 2,000 shares of Series A voting Preferred Stock, 480,000 shares of Series B voting Convertible Preferred Stock issued and outstanding, and 270,000 shares of Series C voting Convertible Preferred Stock issued and outstanding on each of the Record Dates. While each of our shares of common stock holds one vote, each share of our Series A Preferred Stock holds fifty thousand (50,000) votes, and the entire class of Series B Preferred Stock is entitled to vote on an as converted basis 48% of the vote of the current issued and outstanding common stock, and the entire class of Series C Preferred Stock is entitled to vote on an as converted basis 12% of the vote of the current issued and outstanding common stock.

The following table describes the ownership of our voting securities (i) by each of our officers and directors, (ii) all of our officers and directors as a group, and (iii) each person known to us to own beneficially more than 5% of our common stock or any shares of our preferred stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as us. Our address is 1732 First Avenue, Suite 25955, New York, NY 10128.

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Name	Sole Voting and Investment Power	Other Beneficial Ownership	Total	Percent of Class Outstanding
David Lovatt(1)	2,835,865	—	2,835,865	1.32%
Joseph Nejman	—	—	—	*
Elliott Polatoff(2)	1,051,687	—	1,051,687	*
AEL Irrevocable Trust(3)	—	—	—	*
Sugar House Trust(4)	—	—	—	*
All directors/director nominees and executive officers as a group (2 persons)	2,835,865	—	2,835,865	1.32%

____________________

* Indicates less than one percent.

(1)	Chief Executive Officer and member of the Board of Directors. Excludes 1,000 shares of Series A Preferred Stock and 80,000 shares of Series B Preferred Stock. The Series A Preferred Stock is not convertible into common stock but hold voting rights with respect to 50,000,000 shares and is entitled to vote together with holders of common stock on all matters. If the votes of these 1,000 shares of Series “A” Preferred Stock are taken into account, Mr. Lovatt holds voting rights with respect to approximately 9.6% of the Corporation’s voting rights outstanding.

(2)	Former Treasurer and Secretary.

(3)	Beneficial Shareholder of the Corporation. Excludes 750 shares of Series A Preferred Stock, 240,000 shares of Series B voting Convertible Preferred Stock, and 197,438 shares of Series C voting Convertible Preferred Stock. The Series A Preferred Stock is not convertible into common stock but which hold voting rights with respect to 37,500,000 shares and is entitled to vote together with holders of common stock on all matters. If the votes of these 750 shares of Series A Preferred Stock 240,000 shares of Series B Convertible Preferred Stock and the 197,438 shares of Series C Convertible Preferred Stock are taken into account, AEL Irrevocable Trust holds voting rights with respect to approximately 32.4% of the Corporation’s voting rights outstanding.

(4)	Beneficial Shareholder of the Corporation. Excludes 250 shares of Series A Preferred Stock, 80,000 shares of Series B voting Convertible Preferred Stock, and 65,812 shares of Series C voting Convertible Preferred Stock. The Series A Preferred Stock is not convertible into common stock but which hold voting rights with respect to 12,500,000 shares and is entitled to vote together with holders of common stock on all matters. If the votes of these 250 shares of Series A Preferred Stock 80,000 shares of Series B Convertible Preferred Stock and the 65,812 shares of Series C Convertible Preferred Stock are taken into account, AEL Irrevocable Trust holds voting rights with respect to approximately 10.8% of the Corporation’s voting rights outstanding.

NO DISSENTER’S RIGHTS

Under the Statutes, stockholders are not entitled to dissenter’s rights of appraisal with respect to the Reverse Stock Split or Restated Articles.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee. No director has informed us that he intends to oppose the Reverse Stock Split or the Restated Articles.

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ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Corporation is required to file pursuant to the Securities Exchange Act of 1934. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at1732 First Avenue, Suite 25955, New York, NY 10128, or by calling us at (347) 318-8859. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Corporation.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ David Lovatt

David Lovatt

Chief Executive Officer

May 19, 2016

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Exhibit A

FIFTH AMENDED AND RESTATED ARTICLES OF INCORPORATION

Pocket Games, Inc., a corporation organized and existing under the laws of the State of Florida, hereby certifies as follows:

1. The original Articles of Incorporation of the Corporation were filed with the Secretary of State of Florida on October 4, 2013.

2. Pursuant to Section 607.1002 and 607.1006 of the Florida Business Corporation Act, the original Articles of Incorporation were amended on May 29, 2014.

3. Pursuant to Section 607.1002 and 607.1006 of the Florida Business Corporation Act, the Articles of Incorporation were amended on January 25, 2016.

4. Pursuant to Section 607.1002 and 607.1006 of the Florida Business Corporation Act, the Articles of Incorporation were amended on February 9, 2016.

5. Pursuant to Section 607.1003 and 607.1007 of the Florida Business Corporation Act, the Articles of Incorporation were amended and restated on March 8, 2016.

6. Pursuant to Section 607.1002 and 607.1006 of the Florida Business Corporation Act, the Articles of Incorporation were amended on April 21, 2016.

7. Pursuant to Section 607.1003 and 607.1007 of the Florida Business Corporation Act, the Articles of Incorporation were amended and restated on April 25, 2016.

8. Pursuant to Section 607.1003 and 607.1007 of the Florida Business Corporation Act, the Articles of Incorporation were amended and restated on April 26, 2016.

9. Pursuant to Section 607.1003 and 607.1007 of the Florida Business Corporation Act, the Articles of Incorporation were amended and restated on May 3, 2016.

10. This Fifth Amended and Restated Articles have been adopted and approved by holders of a majority of the outstanding voting shares of the corporation.

11. The text of the Fourth Amended and Restated Articles of Incorporation as heretofore restated in its entirety is hereby restated and further amended to read as follows:

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ARTICLES OF INCORPORATION

OF

POCKET GAMES, INC.

ARTICLE I. NAME

The name of the corporation is POCKET GAMES, INC. (the “Corporation”).

1. Reverse Stock Split. At 5:00 p.m. Eastern time on a date which shall be two (2) Business Days following the last to occur of (a) the latest date that a corporate action may be taken following the mailing of a Form 14C Information Statement to the stockholders of the Corporation, and (b) the approval by the Financial Industry Regulatory Authority (the “Effective Time”), a one-for-50 reverse stock split of the Corporation’s authorized common stock, and a one-for-1,000 reverse stock split of the Corporation’s issued and outstanding shares of common stock shall become effective, pursuant to which (i) each fifty (50) shares of Common Stock of the Corporation authorized immediately prior to the Effective Time, and (ii) each one thousand (1,000) shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time shall automatically, without further action on the part of the Corporation or any holder of such Common Stock, be combined into one (1) share of the Corporation’s Common Stock. All fractional shares resulting from such reverse stock split shall be rounded up or down (as applicable) to the nearest whole share issued. The reverse stock split will be accomplished as follows:

a. Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been combined, provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been combined.

b. The appropriate officers of the Corporation are authorized and directed as soon as practicable after the Effective Time, to notify each shareholder of record as of Effective Time to turn in their certificates in exchange for new certificates representing the Corporation’s Common Stock to which they shall be entitled pursuant to the reverse stock split.

c. The Board of Directors of the Corporation or any executive committee thereof is empowered to adopt further rules and regulations concerning the foregoing reverse stock split and to appropriately adjust any options, warrants or other securities which are convertible into shares of the Corporation’s Common Stock as they deem to be fair and equitable and in the best interests of the Corporation.

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d. At the Effective Time of the reverse stock split the authorized shares of Common Stock of the Corporation is reduced from 5,000,000,000 shares to 5,000,000 shares and the first sentence of Article 3 of the Amended and Restated Articles of Incorporation is amended to read as follows:

The total amount of capital stock which this Corporation has the authority to issue is as follows:

100,000,000 shares of Common Stock, $0.0001 par value per share; and 2,500,000 shares of Preferred Stock, $0.0001 par value per share

ARTICLE II. REGISTERED OFFICE

The name and address of the Corporation’s registered office in the State of Florida is InCorp Services, Inc. 17888 67th Court North, in the City of Loxahatchee, in the State of Florida.

ARTICLE III. PURPOSE

The purpose or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under Florida Law.

ARTICLE IV. CAPITAL STOCK

The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The number of shares of Common Stock authorized to be issued is One Hundred Million (100,000,000). The number of shares of Preferred Stock authorized to be issued is Two Million Five Hundred Thousand (2,500,000). The Preferred Stock and the Common Stock shall each have a par value of $0.0001 per share.

(A) Provisions Relating to the Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matters submitted to a vote of the stockholders, except as otherwise required by law.

(B) Preferred Stock. Pursuant to Section 607.0602 of the Florida Business Corporation Act, and Article IV of the Corporation’s Articles of Incorporation the following shall constitute the designations of the Corporation’s Preferred Stock:

(1) Designation of Series A Preferred Stock. 2,000 of the Corporation’s authorized shares of preferred stock are hereby designated as Series A Preferred Stock (the “Series A Preferred Stock”) having the following characteristics:

(a) Stated Value. The Series A Preferred Stock shall have a stated value of $100 per Share and an aggregate liquidation value of $100,000;

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(b) Distribution. The holders of the Series A Preferred Stock then outstanding shall not be entitled to receive any distribution of Corporation’s assets;

(c) Voting. The Series A Preferred Stock shall have the following voting rights:

i. To vote together with the holders of the Common Stock as a single class on all matters submitted for a vote of holders of Common Stock;

ii. Each one (1) share of Series A Preferred Stock shall have voting rights equal to 50,000 shares of Common Stock, providing for the holder of the Series A Preferred Stock to have an aggregate voting rights equal to 100,000,000 shares of common stock;

iii. The holder of the Series A Preferred Stock shall be entitled to receive notice of any stockholders meeting in accordance with the Articles of Incorporation and By-laws of the Corporation; and

iv. So long as any shares of Series A Preferred Stock, remain outstanding, the Corporation will not, without the written consent or affirmative vote of the holders of 100% of the outstanding shares of the Series A Preferred Stock, (i) amend, alter, waive or repeal, whether by merger consolidation, combination, reclassification or otherwise, the Articles of Incorporation, including this Articles of Amendment, or the Corporation’s By-laws or any provisions thereof (including the adoption of a new provision thereof), (ii) create, authorize or issue any class, series or shares of Preferred Stock or any other class of capital stack. The vote of the holders of at least one-hundred percent of the outstanding Series A Stock, voting separately as one class, shall be necessary to adopt any alteration, amendment or repeal of any provisions of this Resolution, in addition to any other vote of stockholders required by law.

(d) Dividends. The Series A Convertible Preferred Stock shall not accrue or pay any dividend;

(e) Conversion. The Series A Preferred Stock will not be convertible into shares of the Corporation’s Common Stock.

(2) Designation of Series B Preferred Stock. 480,000 of the Corporation’s authorized shares of preferred stock are hereby designated as Series B Preferred Stock (the “Series B Preferred Stock”) having the following characteristics:

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(a) Stated Value. The Series B Preferred Stock shall have a stated value of $10.00 per Share and an aggregate liquidation value of $4,800,000;

(b) Liquidation, Sale of Control or Winding Up. On a Sale of Control (as defined in the Exchange Agreement) or liquidation of the Corporation, the Series B Convertible Preferred Stock shall rank (A) junior to any Indebtedness of the Corporation, (b) pari passu to any other Preferred Stock now existing or hereafter created (including the Series A Preferred Stock and Series C Preferred Stock) or hereinafter created, and (c) be senior to any shares of Common Stock of the Corporation now existing or hereafter created;

(c) Voting. The Series B Convertible Preferred Stock shall vote on an “as converted” basis, together with the outstanding shares of Corporation Common Stock;

(d) Dividends. The Series B Convertible Preferred Stock shall not accrue or pay any dividend;

(e) Redemption. The Series B Convertible Preferred Stock shall not be subject to any mandatory or optional redemption;

(f) Conversion. after giving effect to the 1-for-1000 reverse stock split referred to above, and as at the date that a “Conversion Event” (as defined in Section (2)(g) below) shall occur, the Series B Convertible Preferred Stock shall automatically convert into such number of shares of Corporation Common Stock as shall constitute forty-eight (48.0%) percent of the "Corporation Fully-Diluted Common Stock” (as defined in Section (2)(g) below) as at the date such Conversion Event shall occur.

(g) Certain Defined Terms. With respect only to the Series B Preferred Stock:

•	the term “Conversion Event” shall mean the listing of the shares of Corporation Common Stock for trading on the New York Stock Exchange, the NASDAQ Stock Exchange (including the Nasdaq Capital Markets) or the NYSE:MKT Exchange;

•	the term “Corporation Fully-Diluted Common Stock” shall mean, the sum of (i) all shares of Common Stock issued and outstanding and (ii) all shares of Common Stock issuable upon conversion, exchange or exercise of any Common Stock Equivalents; in each case, immediately after giving effect to the Conversion Event (including any debt or equity financing provided to the Corporation or its subsidiaries after the issuance of the Series B Preferred Stock); provided, however, that Corporation Fully-Diluted Common Stock shall not mean or
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include any Common Stock or Common Stock Equivalents of the Corporation issued or issuable in connection with (a) the acquisition of the assets, capital stock or other equity of any additional Person by the Corporation following the date of issuance of the Series B Preferred Stock, (b) any debt or equity financing provided to the Corporation or its subsidiaries prior to the issuance of the Series B Preferred Stock, or (c) the issuance of Common Stock or Common Stock Equivalents issued to any employees of the Corporation or its subsidiaries or any consultant or other Person or employees thereof (excluding any Affiliates of Marlborough Brothers Family Trust or VC2 Capital Partners, LLC), whether under an incentive stock plan or otherwise, in exchange for rendering services the Corporation or its subsidiaries; it being understood that the issuance(s) of any Common Stock or Common Stock Equivalents under clauses (a), (b) or (c) of this paragraph shall dilute the equity interests of all holders of Common Stock and all holders of Common Stock Equivalents on an equitable and pro-rata basis.

•	The term “Common Stock Equivalents” shall mean as applied to the Corporation, all warrants, options, shares of Preferred Stock, convertible notes or other securities or rights issued or granted by the Corporation entitling the holder(s) thereof to purchase or receive shares of Common Stock upon exercise or conversion of such securities, rights or capital stock of the Corporation, as applicable.

(3) Designation of Series C Preferred Stock. 300,000 of the Corporation’s authorized shares of preferred stock are hereby designated as Series C Preferred Stock (the “Series C Preferred Stock”) having the following characteristics:

(a) Stated Value. The Series B Preferred Stock shall have a stated value of $20.00 per Share and an aggregate liquidation value of $6,000,000;

(b) Liquidation, Sale of Control or Winding Up. On a Sale of Control (as defined in the Exchange Agreement) or liquidation of the Corporation, the Series C Convertible Preferred Stock shall rank (A) junior to any Indebtedness of the Corporation, (b) pari passu to any other Preferred Stock now existing or hereafter created (including the Series A Preferred Stock and Series B Preferred Stock) or hereinafter created, and (c) be senior to any shares of Common Stock of the Corporation now existing or hereafter created;

(c) Voting. The Series C Preferred Stock shall vote on an “as converted” basis, together with the outstanding shares of Corporation Common Stock;

(d) Dividends. The Series C Preferred Stock shall not accrue or pay any dividend;

(e) Redemption. The Series C Preferred Stock shall not be subject to any mandatory or optional redemption;

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(f) Conversion. shall mean, after giving effect to the 1-for-1000 reverse stock split referred to above, and as at the date that a Conversion Event (as defined in Section (3)(g) below) shall occur, the Series C Preferred Stock shall automatically convert into an aggregate of fifty-three thousand, nine hundred and fifty five (53,955) shares of the Corporation’s Common Stock, or such other number of shares of Common Stock as shall constitute twelve (12.0%) percent of the shares of “Corporation Fully-Diluted Common Stock” (as described in Section (3)(g) below) as at the date such Conversion Event shall occur, and after giving effect to such Conversion Event.

(g) Certain Defined Terms. With respect only to the Series C Preferred Stock:

•	The term “Conversion Event” shall mean such time as the Market Valuation of the Corporation’s Common Stock equal to or exceeding ten million ($10,000,000) dollars.
•	The term “Market Valuation” shall mean shall mean such amount equal to one hundred percent (100%) of the outstanding Common Stock, as determined either (i) by multiplying the volume weighted average price per share of the Common Stock, as publicly traded on the OTC Markets or any other national securities exchange for any twenty (20) consecutive trading days, or (ii) as performed or evaluated by an independent third party investor, chartered financial analyst or investment group.
•	the term “Corporation Fully-Diluted Common Stock” shall mean as at the date that a Conversion Event shall occur, the sum of (i) all shares of Common Stock issued and outstanding and (ii) all shares of Common Stock issuable upon conversion, exchange or exercise of any Common Stock Equivalents (including, without limitation, all Common Stock issuable upon the full conversion of the Series B Preferred Stock, Series C Preferred Stock and the Pocket Games Notes; in each case, immediately after giving effect to the Conversion Event associated with the issuance of the Series C Preferred Stock; provided, however, that Corporation Fully-Diluted Common Stock shall not mean or include any Common Stock or Common Stock Equivalents of the Corporation issued or issuable in connection with (a) the issuance of the Pocket Games Warrants included in the Merger Securities or any shares of Common Stock issuable upon exercise of such Pocket Games Warrants that were issued in connection with the transaction that resulted in the issuance of the Series C Preferred Stock, (b) the acquisition of the assets, capital stock or other equity of any additional Person by the Corporation following the date of issuance of the Series C Preferred Stock, (c) any debt or equity financing provided to the Corporation or its subsidiaries prior or subsequent to a Conversion Event, or (d) the issuance of Common Stock or Common Stock Equivalents issued to any employees of the Corporation or its subsidiaries or any consultant or other Person or employees thereof (excluding
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any Affiliates of Marlborough Brothers Family Trust or VC2 Capital Partners, LLC), whether under an incentive stock plan or otherwise, in exchange for rendering services the Corporation or its subsidiaries; it being understood that the issuance(s) of any Common Stock or Common Stock Equivalents under clauses (a), (b), (c) or (d) of this paragraph shall dilute the equity interests of all holders of Common Stock and all holders of Common Stock Equivalents on an equitable and pro-rata basis.

•	The term “Common Stock Equivalents” shall mean as applied to the Corporation, all warrants, options, shares of Preferred Stock, convertible notes or other securities or rights issued or granted by the Corporation entitling the holder(s) thereof to purchase or receive shares of Common Stock upon exercise or conversion of such securities, rights or capital stock of the Corporation, as applicable.

(4) Designation of Series D Preferred Stock. 300,000 of the Corporation’s authorized shares of preferred stock are hereby designated as Series D Preferred Stock (the “Series D Preferred Stock”) having the following characteristics:

(a) Stated Value. The Series B Preferred Stock shall have a stated value of $20.00 per Share and an aggregate liquidation value of $6,000,000;

(b) Liquidation, Sale of Control or Winding Up. On a Sale of Control (as defined in the Exchange Agreement) or liquidation of the Corporation, the Series D Convertible Preferred Stock shall rank (A) junior to any Indebtedness of the Corporation, (b) pari passu to any other Preferred Stock now existing or hereafter created (including the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) or hereinafter created, and (c) be senior to any shares of Common Stock of the Corporation now existing or hereafter created;

(c) Voting. The Series D Preferred Stock shall vote on an “as converted” basis, together with the outstanding shares of Corporation Common Stock;

(d) Dividends. The Series D Preferred Stock shall not accrue or pay any dividend;

(e) Redemption. The Series D Preferred Stock shall not be subject to any mandatory or optional redemption;

(f) Conversion. shall mean, after giving effect to the 1-for-1000 reverse stock split referred to above, and as at the date that a Conversion Event (as defined in Section (4)(g) below) shall occur, the Series D Preferred Stock shall automatically convert such number of shares of Common Stock as shall constitute ten (10%) percent of the shares of “Corporation Fully-Diluted Common Stock” (as described in Section (4)(g) below) as at the date such Conversion Event shall occur, and after giving effect to such Conversion Event.

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(g) Certain Defined Terms. With respect only to the Series D Preferred Stock:

•	The term “Conversion Event” shall mean such time as either (i) the Market Valuation of the Corporation’s Common Stock shall equal to or exceed sixty million ($60,000,000), or (ii) the Corporation’s Common Stock shall trade on either the New York Stock Exchange, the Nasdaq Capital Markets, or the NYSE MKT .
•	The term “Market Valuation” shall mean shall mean such amount equal to one hundred percent (100%) of the outstanding Common Stock, as determined either (i) by multiplying the volume weighted average price per share of the Common Stock, as publicly traded on the OTC Markets or any other national securities exchange for any twenty (20) consecutive trading days.
•	the term “Corporation Fully-Diluted Common Stock” shall mean as at the date that a Conversion Event shall occur, the sum of (i) all shares of Common Stock issued and outstanding and (ii) all shares of Common Stock issuable upon conversion, exchange or exercise of any Common Stock Equivalents (including, without limitation, all Common Stock issuable upon the full conversion of the Series B Preferred Stock, Series C Preferred Stock, the Series D Preferred Stock and convertible notes of the Corporation; in each case, immediately after giving effect to the Conversion Event associated with the transaction in which the Series D Preferred Stock was issued; provided, however, that Corporation Fully-Diluted Common Stock shall not mean or include any Common Stock or Common Stock Equivalents of the Corporation issued or issuable in connection with (a) the issuance of the Pocket Games Warrants included in the transaction in which the Series C Preferred Stock was issued, (b) the acquisition of the assets, capital stock or other equity of any additional Person by the Corporation following the date of issuance of the Series D Preferred Stock, (c) any debt or equity financing provided to the Corporation or its subsidiaries prior or subsequent to a Conversion Event, or (d) the issuance of Common Stock or Common Stock Equivalents issued to any employees of the Corporation or its subsidiaries or any consultant or other Person or employees thereof (excluding any Affiliates of Marlborough Brothers Family Trust or VC2 Capital Partners, LLC), whether under an incentive stock plan or otherwise, in exchange for rendering services the Corporation or its subsidiaries; it being understood that the issuance(s) of any Common Stock or Common Stock Equivalents under clauses (a), (b), (c) or (d) of this paragraph shall dilute the equity interests of all holders of Common Stock and all holders of Common Stock Equivalents on an equitable and pro-rata basis.

The term “Common Stock Equivalents” shall mean as applied to the Corporation, all warrants, options, shares of Preferred Stock, convertible notes or other securities or rights issued or granted by the Corporation entitling the holder(s)

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thereof to purchase or receive shares of Common Stock upon exercise or conversion of such securities, rights or capital stock of the Corporation, as applicable.

(C) Additional Provisions Relating to the Preferred Stock. The Board of Directors (the "Board") is authorized, subject to limitations prescribed by law and the provisions of this article 4, to provide for the issuance of additional shares of Preferred Stock in one or more series, and by filings pursuant to the applicable laws of the State of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(1) The number of shares constituting that series and distinctive designation of that series;

(2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which dates or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of share of that series;

(8) Any other relative or participation rights, preferences and limitations of that series;

(9) If no shares of any series of Preferred Stock are outstanding, the elimination of the designation, powers, preferences, and right of such shares, in which event such shares shall return to their status as authorized but undesignated Preferred Stock.

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ARTICLE V. BOARD OF DIRECTORS

(A) Number. The number of directors constituting the entire Board shall be as fixed from time to time by vote of a majority of the entire Board, provided, however, that, without the affirmative vote or consent of the holders of a majority of he Corporation’s outstanding voting capital stock, the number of directors shall not be less than three (3) and not more than ten (10), nor may the Board be reduced so as to shorten the term of any director at the time in office.

(B) Vacancies. Vacancies on the Board shall be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum of the Board, or by election at an annual meeting or at a special meeting of the stockholders called for that purpose.

(C) The election of directors need not be by written ballot.

ARTICLE VI. BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE VII. LIABILITY

To the fullest extent permitted by Florida law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any amendment or repeal of this Article VII will not eliminate or reduce the affect of any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

ARTICLE XIII. STOCKHOLDER MEETINGS

Meetings of stockholders may be held within or without the State of Florida as the Bylaws may provide. The books of the Corporation may be kept outside the State of Florida at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE IX. INDEMNIFICATION

The Corporation shall indemnify the members of the Board from all liabilities and obligations in acting in such capacity, to the fullest extent permitted by Florida law.

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ARTICLE X. AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Chief Executive Officer of Pocket Games, Inc. pursuant to Section 607.1003 and 607.1007 of the Florida Business Corporation Act, hereby declare and certify, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this __day of May, 2016.

/s/ David Lovatt
David Lovatt, Chief Executive Officer

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